Exhibit 10.2

GEVITY HR, INC.

EMPLOYEE RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the ___ day of ______________, 200__ by and between Gevity HR, Inc. (the “Company”), a Florida corporation, and _____________________________ (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Restricted Shares described below pursuant to the Gevity HR, Inc. 2005 Stock Incentive Plan (the “Plan”) in consideration of the Employee’s services to the Company (the “Restricted Stock Award”).

A.	Grant Date: ______________.

B.	Restricted Shares: ______________ shares of the Company’s common stock (“Common Stock”), $.01 par value per share.

C.	Vesting Schedule: The Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Percentage of Restricted Shares
Years of Vesting Service	which are Vested Shares

The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Shares.” Any and all unvested Restricted Shares determined as of the Employee’s Termination of Employment will be forfeited and returned to the Company. The Employee shall receive one Year of Vesting Service for each full consecutive one-year period during the period beginning with the Grant Date and ending on the date the Employee experiences a Termination of Employment, regardless of the reason. Any portion of the Restricted Shares which are not vested at the time of Employee’s Termination of Employment shall be forfeited. Notwithstanding the foregoing, in the event of the occurrence of any Change in Control following the Grant Date but prior to the Employee’s Termination of Employment, the Committee may provide that any previously unvested Restricted Shares shall become immediately vested.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Gevity HR, Inc.

By:
Employee
Title:

ADDITIONAL TERMS AND CONDITIONS OF

GEVITY HR, INC.

RESTRICTED STOCK AWARD

1.	Condition to Delivery of Restricted Shares.

(a)    Employee must deliver to the Company, within two (2) business days after the earlier of (i) the date (the “Vesting Date”) on which any Restricted Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)          If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock determined by the closing price for the Common Stock on the last business day immediately preceding the applicable Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date. Employee may make a Withholding Election only if all of the following conditions are met:

(i)           the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)          any Withholding Election made will be irrevocable; however, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)         Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee. Provided that the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002), at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

2.	Issuance of Restricted Shares.

(a)         The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)          by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee (the “Share Custodian”); or

(ii)        by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)        If the Employee is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)         When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares, by either physical delivery of the share certificate(s) or book entry transfer, as applicable, to a broker designated by the Company (the “Designated Broker”) for the benefit of an account established in the name of the Employee, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(c) as the “Net Vested Shares”). If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated fair market value therefor. At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(d)        In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(e)         Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee as Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(f)         Until the Restricted Shares become Vested Shares, the Employee shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 3, except as expressly provided in this Award.

(g)        In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.          Dividends. The Employee shall be entitled to dividends or other distributions paid or made on all Restricted Shares as and when declared and paid or made.

4.	Restrictions on Transfer of Restricted Shares.

(a)         General Restrictions. Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares so transferred will continue to be bound by the Plan and this Award. The Employee (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)         Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

5.	Additional Restrictions on Transfer.

(a)    In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED ___________, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)          Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.	Change in Capitalization.

(a)    The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

(b)   In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change in Control, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by Share Custodian or recorded in book entry form pursuant to this Award.

(c)    The existence of the Plan and the Restricted Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.          Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Florida; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

8.           Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.           Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein. Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

10.        Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.        Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.        Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan

13.        Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.        No Right to Continued Employment. Neither the establishment of the Plan nor the Restricted Stock Award made pursuant to this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

EXHIBIT A

NOTICE OF WITHHOLDING TAX ELECTION

GEVITY HR, INC.

RESTRICTED STOCK AWARD

TO:	Gevity HR, Inc.

FROM:

RE:	Withholding Tax Election

This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)        My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).
☐ the original recipient of the Restricted Stock Award.

☐	the legal representative of the estate of the original recipient of the Restricted Stock Award.
☐	a legatee of the original recipient of the Restricted Stock Award.
☐	the legal guardian of the original recipient of the Restricted Stock Award.

(3)        The Restricted Stock Award pursuant to which this election relates was issued under the Gevity HR, Inc. 2005 Stock Incentive Plan (the “Plan”) in the name of

                           for a total of                          shares of Common Stock. This election relates to                                        shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)	I hereby elect to pay the minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event by:
☐	paying the Company an amount equal to the tax withholding obligation in cash or by check no later than two business days after the Vesting Date.
☐

having certain of the Vested Shares withheld and returned to the Company, in an amount or number sufficient to satisfy the tax withholding obligations. I understand that the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value to satisfy the minimum statutory tax withholding obligation.

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☐

selling certain of the Vested Shares through the Company’s designated broker, Raymond James and Associates, and requesting payment of cash to the Company in an amount necessary to satisfy the minimum statutory tax withholding obligation.

(5) I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Restricted Stock Award and Section 5.1 of the Plan.

(6) The Plan has been made available to me by the Company, I have read and understand the Plan and the Restricted Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Name (Print):

Social Security Number:

Street Address:

City, State, Zip Code

Signature	Date

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